                               PRICING SUPPLEMENT

                                                    Registration No. 333-108272
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 16                                   Trade Date: 01/9/04
(To Prospectus dated September 8, 2003 and                 Issue Date: 01/15/04
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is January 13, 2004


     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UGZ1              $4,639,000.00              5.15%                 01/15/19                 100%



Interest Payment
   Frequency                                      Subject to             Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption             (including the redemption price)
----------------        -----------------         ----------             --------------------------------
    monthly                    Yes                   Yes                         100% 01/15/05
   (02/15/04)                                                               semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $4,581,012.50             $57,987.50                $3.50             ABN AMRO Financial
                                                                         Services, Inc.